Exhibit 99.1

BIONIK Laboratories Corp. to Present at Investor Summit Group’s Q3 Virtual Conference

Presentation on Tuesday, August 16th at 2:45pm ET

BOSTON – August 9, 2022 -- BIONIK Laboratories Corp. (OTC Pink: BNKL), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced that Rich Russo, Chief Financial Officer and Interim Chief Executive Officer, will be presenting a corporate overview and meeting with institutional investors at the Q3 Virtual Investor Summit.

Event:	Q3 Investor Summit
Date:	August 16 & 17th, 2022
Presentation:	August 16 @ 2:45 pm ET
Location:	https://us06web.zoom.us/webinar/register/WN_2RDgE-HCTleGLH2yzBv6jQ

•	1x1s will be available for qualified investors
•	The conference is completely complimentary to qualified investors. Please register at Complimentary Investor Registration

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

About Investor Summit Group

The Investor Summit (formerly MicroCap Conference) is an exclusive, independent conference dedicated to connecting smallcap and microcap companies with qualified investors. The Q3 Investor Summit will take place virtually, featuring 90+ companies and over 500 investors comprising institutional investors, family offices, and high net worth investors. Sectors Participating: Biotech, Communication Services, Consumer, Energy, Energy/Tech, Financial, Healthcare, Industrials, Materials, Real Estate, Technology, and Tech/Crypt.

Conference Contact:

info@investorsummitgroup.com

BIONIK IR Contact:

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com